Exhibit (g)(19)

                        NOVATION AND AMENDMENT AGREEMENT

            Reference is hereby made a Custodian Agreement dated as of September 14, 2009 (the "Custodian Agreement") by and between the funds party thereto (each, the "Fund" and collectively, the "Funds") and Brown Brothers Harriman &Co. ("BBH") as amended from time to time.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the terms and conditions of the Custodian Agreement BBH provides certain custodial services to the Funds;

            WHEREAS, AB Cap Fund, Inc. (formerly known as AllianceBernstein Cap Fund, Inc.) ("AB Cap Fund") on behalf of its series AB Asia ex-Japan Equity Portfolio (the "Portfolio"), wishes to engage BBH to provide the same custodial services under the Custodian Agreement to the Portfolio;

            WHEREAS, AB Cap Fund requested, and BBH has agreed to permit AB Cap Fund on behalf of the Portfolio become party to the Custodian Agreement for the purposes of the provision of BBH' s custodial services to the Portfolio pursuant to the terms of the Custodian Agreement.

            NOW THEREFORE, BBH, the Fund, AB Cap Fund on behalf of the Portfolio hereby agree by execution of this Novation and Amendment Agreement that AB Cap Fund on behalf of the Portfolio shall be joined as parties to the Custodian Agreement, and to amend the Custodian Agreement as follows, as of December 3, 2015:

I.    Amendments to the Custodian Agreement

1. Appendix A of the Custodian Agreement is hereby deleted and Appendix A attached hereto is substituted therefore.

II.   Miscellaneous

1. As amended hereby, all terms and provisions of the Custodian Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Funds, AB Cap Fund on behalf of the Portfolio hereby ratifies and affirms each of the representations and warranties and confirms that each such representation and warranty remains true and correct as of the date hereof.

3. By signing below, AB Cap Fund on behalf of the Portfolio shall be fully bound by the terms and conditions of the Custodian Agreement, as amended, effective immediately upon execution of this Novation and Amendment Agreement as if AB Cap Fund on behalf of the Portfolio had been original parties thereto.

4. This Novation and Amendment Agreement shall be governed by such laws as provided in Section 12.4 of the Custodian Agreement. This Novation and Amendment Agreement may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Novation and Amendment Agreement and together with the Agreement, shall represent the entire understanding of the parties hereto.

Brown Brothers Harriman & Co.

By:
      ---------------------------

Name:
      ---------------------------

Title:
      ---------------------------

Date:
      ---------------------------



Each Fund or Portfolio set forth on Appendix A hereto, severally and not jointly

By:   /s/ Eric C. Freed
      ---------------------------
Name:  Eric C. Freed
Title: Assistant Secretary
Date:  12/3/15

                        NOVATION AND AMENDMENT AGREEMENT

                                   Appendix A
                                     To the
               Custodian Agreement dated as of September 14, 2009
                        Effective Date: December 3, 2015

AB High Income Fund, Inc.

AB Global Real Estate Investment Fund, Inc.

AllianceBernstein Global High Income Fund, Inc.

AB International Growth Fund

AB Unconstrained Bond Fund, Inc.(f/k/a AllianceBernstein Diversified Yield Fund)

AB Global Bond Fund


AB Cap Fund, Inc. on behalf of the following portfolios:
--------------------------------------------------------

AB Emerging Markets Multi-Asset Portfolio

AB All Market Growth Portfolio (formerly known as AllianceBernstein AB Dynamic All Market Fund)

AllianceBernstein Dynamic All Market Plus Fund

AB Select US Equity Portfolio

AB Global Core Equity Portfolio

AB Emerging Markets Growth Portfolio

AB Emerging Markets Core Portfolio

AB International Strategic Core Portfolio

AB Asia ex-Japan Equity Portfolio


AB Bond Fund, Inc. on behalf of the following portfolio:
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AB High Yield Portfolio